UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 29, 2004

                           APPLIED DNA SCIENCES, INC.


             (Exact name of registrant as specified in its charter)



          Nevada                        290519                   59-2262718
----------------------------         -----------             -------------------
(State or other jurisdiction         Commission                (IRS Employer
     of Incorporation)               File Number             Identification No.)


 9229 Sunset Boulevard Los Angeles, CA Ste 830                     90069
 ---------------------------------------------                    --------
  (Address of principal executive offices)                       (Zip Code)


       Registrant's Telephone Number, including area code: (310) 860-1362

         (Former name or former address, if changed since last report.)

Item 8.01  Other events.

On December 29, 2004, Applied DNA Sciences, Inc. filed a late notice with the Commission for an extension in filing its 10-KSB for the year ended September 30, 2004. As a courtesy to the public, the Company wishes to articulate, in more detail, the reason for this delay.

Earlier this year our Chief Financial Officer, Mr. Gerhardt Wehr, suffered a stroke and we have been actively seeking a qualified replacement. Rob Hutchison, our Chairman, has been acting as interim CFO during this period. On December 20, 2004, we engaged the services of a qualified CPA to assist management in completing our financials for the completion of the audit, and due to limited staff availability over the holidays, it was administratively impossible to file on time. It is Management's commitment that the 10-KSB will be filed prior to 15 day extension period.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           APPLIED DNA SCIENCES, INC.




                           /S/Peter Brocklesby
                           ------------------------------
                           Peter Brocklesby, President